UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 25, 2011

Lithia Motors, Inc.

(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

360 E. Jackson Street Medford, Oregon 97501 (Address of Principal Executive Office)

Registrant's telephone number including area code 541-776-6868

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

Executive management will give a presentation at the Telsey Advisory Group’s 3rd Annual Consumer Conference in New York City at the Westin New York Times Square, New York on March 30th at 3:55 p.m. ET.  The presentation can be accessed by visiting investor relations at www.lithia.com and clicking on webcasts.  A copy of the press release is attached as Exhibit 99.1.

Item 8.01      Other Events.

     On March 25, 2011, Lithia Motors, Inc. issued a press release announcing that its first quarter 2011 earnings results will be released on Wednesday, April 27, 2011 before the opening of the market.  Lithia will conduct a conference call to discuss the earnings results at 10:00 a.m. ET, April 27, 2011. Interested parties are invited to join the call by dialing 877-407-8029.  Please call 10 minutes prior to the beginning of the call.  To listen live on Lithia’s website or for the replay, visit Investor Relations on www.lithia.com  and click on webcasts.  A playback of the conference call will be available April 27, 2011 through May 4, 2011 by calling 877-660-6853 (Conference ID: 369958 Account: 305).  A copy of the press release is attached as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable
(d)	Exhibits.
99.1 Press Release – Investor Conference 99.2 Press Release – Conference Call Announcement

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2011	By:	LITHIA MOTORS, INC. (Registrant) /s/ Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary